                                                                  EXHIBIT (6)(a)








                                    CERTIFICATION


                                       ******


     As DIRECTOR OF INSURANCE OF THE STATE OF OHIO, I do hereby certify that that I have the annexed copy of the:


     Articles of Incorporation and all amendments of the ANNUITY

     INVESTORS LIFE INSURANCE COMPANY, Cincinnati, Ohio.




     with the original on file in this Department.




                                                        May 8, 1995


                                       IN WITNESS WHERE OF, I have hereunto
                                       subscribed my name and caused my seal to be affixed at Columbus, Ohio, this day and date



                                                Director of Insurance of Ohio

                                                       APPROVED
                                                       BY ----------------------
                                                       DATE    11/13/81
                                                            --------------------
                                                       AMOUNT   $650.00
                                                              ------------------

                              ARTICLES OF INCORPORATION
                                          OF
                           UCL LIFE ASSURANCE CORPORATION


              The undersigned, desiring to form a stock life insurance corporation under the laws of the State of Ohio, do hereby certify:

              FIRST: The name of the corporation shall be UCL LIFE ASSURANCE CORPORATION.

              SECOND: The place of business and the location of the principal office of the Corporation shall be Hamilton County, Ohio, but it may establish other offices or places of business in the State of Ohio and elsewhere.

              THIRD: The business to be undertaken by and the objects and purposes of the Corporation shall be to insure the lives of persons in and out of the State of Ohio under policies and contracts providing for fixed or variable benefits or both; to insure against accidents to persons, sickness, or temporary or permanent physical disability; to take all risks in connection with or pertaining to such insurances; to grant, purchase and dispose of annuities providing for fixed or variable benefits or both; to set up and operate separate accounts; to carry on all of said business under either the participating or non-participating plan or both; to accept reinsurance; and to do any and all other acts either permitted or not prohibited under the laws of the State of Ohio for a stock life insurance corporation.

              FOURTH: The number of shares which the Corporation is authorized to have outstanding is Fifteen Thousand (15,000), all of which shall be Common Shares, par value One Hundred Dollars ($100).

              FIFTH: The corporate powers of the Corporation shall be exercised by and its business and affairs shall be under the control of a Board of Directors, a majority of whom shall be citizens of the State of Ohio and all of whom shall be shareholders of the Corporation. The Board of Directors shall be composed of seven (7) Directors unless and until such number is changed by the affirmative vote of the holders of a majority of the shares which are represented at the meeting of the shareholders called for the purpose of electing directors at which a quorum is present and which are entitled to vote on such proposal. In no event, however, shall the number of directors be less than five (5) nor more than twenty-one (21). The directors shall be elected by the written ballot of a majority of shareholders entitled to vote thereon at an annual meeting of shareholders to be held at the principal office of the

     Corporation on the third Friday in February at such hour as the Board of Directors may fix (provided, however, that in the event such day is a legal holiday, the annual meeting shall be held the next February at such hour as the Board of Directors may fix (provided, however, that in the event such day is a legal holiday, the annual meeting shall be held the next succeeding day not a Saturday, Sunday or legal holiday), or at a special meeting of shareholders called for the purpose of electing directors. Vacancies in the Board of Directors shall be filled for the unexpired term by the vote of a majority of the remaining directors.

              SIXTH: The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Such officers shall be elected by the Board of Directors at its first meeting held each year following the annual meeting of shareholders, and shall hold their respective offices for one year and until their successors are duly elected and qualified. Any officer may be removed or suspended at any time with or without cause by the Board of Directors. Any two offices except the offices of President and Vice President may be held by the same person. Vacancies among the officers may be filled for the unexpired term by the Board of Directors.

              SEVENTH: The amount of capital to be employed in the business of the Corporation will be paid-in-capital of not less than One Million Five Hundred Thousand Dollars ($1,500,000). In addition to such paid-in-capital, there shall be initial contributed surplus of not less than One Million Five Hundred Thousand Dollars ($1,500,000). Additional contributions to surplus may be made at any time and from time to time.

              EIGHTH: The Corporation, by action of the Board and without action by the shareholders, may purchase its shares of any class, whether such shares or such class be now or hereafter authorized, for the purposes and to the extent permitted by law.

              NINTH: No holder of shares of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any class, whether such shares or such class be now or hereafter authorized.

              TENTH: Notwithstanding any provision of the General Corporation Law or the Insurance Laws of Ohio now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes of shares thereof.

              IN WITNESS WHEREOF the undersigned have hereunto set their hands this /s/ 2nd day of /s/ October , 1981.
              -----           ---------


     /s/  Harry Rossi                           /s/  Kenneth J. Longerman
     -----------------------------              ------------------------------
          Harry Rossi                                Kenneth J. Longerman



     /s/  Charles C. Hinckley                   /s/  John C. Powers
     -----------------------------              ------------------------------
          Charles C. Hinckley                        John C. Powers



     /s/  Daniel J. Fischer                     /s/  Charles R. Scheper
     -----------------------------              ------------------------------
          Daniel J. Fischer                          Charles R. Scheper



     /s/  James P. Shanahan                     /s/  David F. Westerbeck
     -----------------------------              ------------------------------
         James P. Shanahan                           David F. Westerbeck



     /s/  Judith A. Kleemann                    /s/  Dennis L. Trammell
     -----------------------------              ------------------------------
          Judith A. Kleemann                         Dennis L. Trammell



     /s/  Charles W. McMahon                    /s/  Stephen R. Hatcher
     -----------------------------              ------------------------------
          Charles W. McMahon                         Stephen R. Hatcher



     /s/  Thomas J. Hummel
     -----------------------------
          Thomas J. Hummel

                            ORIGINAL APPOINTMENT OF AGENT
                           ------------------------------

                      The Undersigned, being at least a majority of the incor-porators of UCL Life Assurance Corporation hereby appoint David F. Westerbeck, a natural person resident in the county in which the corporation has its principal office upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His complete address is Post Office Box 179, Cincinnati, Hamilton County, Ohio, 45201.

                                       /s/  Daniel J. Fischer
                                       _______________________________
                                            Daniel J. Fischer


                                       /s/  Dennis L. Trammell
                                       _______________________________
                                            Dennis L. Trammell


                                       /s/  Charles W. McMahon
                                       _______________________________
                                            Charles W. McMahon


                                       /s/  Thomas J. Hummel
                                       _______________________________
                                            Thomas J. Hummel


                                       /s/  Kenneth J. Longerm
                                       _______________________________
                                            Kenneth J. Longerman


                                       /s/  James P. Shanahan
                                       _______________________________
                                            James P. Shanahan


                                       /s/  Judith A. Kleeman
                                       _______________________________
                                            Judith A. Kleemann


                                       Cincinnati, Ohio, October 2, 1981.

     UCL LIFE ASSURANCE CORPORATION

              Gentlemen: I hereby accept appointment as agent for your corporation upon whom process, tax notices or demands may be served.


                                       /s/  David F. Westerbeck
                                       -------------------------------
                                            David F. Westerbeck

                                  November 13, 1981



     Honorable Anthony J. Celebrezze, Jr.
     Secretary of State
     14th Floor
     30 East Broad Street
     Columbus, Ohio  43215

     Attention:  Corporation Division

                      Re:  UCL Life Assurance Corporation

     Dear Sirs:

              The Ohio Department of Insurance has reviewed the attached Articles of Incorporation of UCL Life Assurance Corporation. Our Legal and Examination divisions have reviewed these Articles and find them acceptable.

                                                Very truly yours,



                                                /s/ Robert H. Katz
                                                ROBERT H. KATZ
                                                Deputy Director


     RHK:eag
     cc:  Steven L. Petty
          Assistant Attorney General

                                  November 13, 1981



     Honorable Anthony J. Celebrezze, Jr.
     Secretary of State
     14th Floor
     30 East Broad Street
     Columbus, Ohio 43215

     Attention:  Corporation Division

                               Re:  UCL Life Assurance Corporation

     Dear Sirs:

              Enclosed please find the original Articles of Incorporation of UCL Life Assurance Corporation.

              Based upon the language of the Articles, the approval of the Ohio Department of Insurance, and my review of the relevant statutes I find these Articles to be in accordance with those sections of law and not inconsistent with the Constitution and laws of the United States and this State.

                                                        Very truly yours,

                                                        WILLIAM J. BROWN
                                                        Attorney General


                                                        /s/ Steven L. Petty
                                                        STEVEN L. PETTY
                                                        Assistant Attorney
     General

     SLP:mfg
     cc:  Robert H. Katz
          Deputy Director

          Charles Hertlein
          Dinsmore, Shohl, Coates & Deupree

     DATE:    October 20, 1981

     TO:      Office of Secretary of State
              30 East Broad Street, 14th Floor
              Attn:  Corporations Department

     FROM:    Robert H. Katz
              Deputy Director

     SUBJ:    UCL Life Assurance Corporation


     Enclosed are the original Articles of Incorporation, Code of Regulations, and Emergency Bylaws of UCL Life Assurance Corporation. Also please find a check for $650.00

     Please hold these for filing until you receive approval letters, as necessary, from either this office or the Office of the Attorney General.

     Please call me if you have any questions.




     RHK:bjl

     xc  :Steve Petty
          Attorney General's Office

                                                       APPROVED
                                                       BY ----------------------
                                                       DATE    10/18/83
                                                           ---------------------
                                                       AMOUNT   $235.00
                                                              ------------------

                                     CERTIFICATE


              We, the undersigned, Charles C. Hinckley and David F. Westerbeck, respectively the President and Secretary of UCL Life Assurance Corporation, a stock life insurance company, do hereby certify that at a special meeting of the stockholders of said Corporaration duly called and held in the City of Cincinnati, on the 25th day of July, 1983, at which meeting 14,997 out of a total 15,000 shares of the capital stock of said Corporation issued and outstanding, were represented in person, resolutions as hereinafter set forth were adopted by a unanimous vote of said issued and outstanding stock represented;

              RESOLVED, that the fourth article of the Articles of Incorporation of UCL Life Assurance Corporation is hereby amended to read as follows:

                      "Fourth: The number of shares which the Corporation is authorized to have outstanding is Twenty-Five Thousand (25,000), all of which shall be Common Shares, par value One Hundred Dollars ($100).

              RESOLVED, FURTHER, that the President and Secretary of this Corporation be and they are authorized and directed to make, execute, and acknowledge a certificate, under the corporate seal of this company, embracing the foregoing resolutions, and cause such certificate to be filed, recorded or published as may be required by law.

              IN WITNESS WHEREOF, we have set our hands on this 25th day of July, 1983.



                                       /s/  Charles C. Hinkley
                                       -----------------------------------------
                                            President



                               Attest  /s/  David F. Westerbeck
                                       ---------------------------------------
                                            Secretary

     September 15, 1983



     Secretary of State's Office
     State Office Tower
     30 East Broad Street, 14th Floor
     Columbus, Ohio  43215

     Attn:  Corporations Division, W. Curtis Stitt

     Re:  UCL Life Assurance Corporation

     Dear Sir:

     Please find enclosed the copy of the certificate of amendment to the articles of UCL Life Assurance Company which you recently forwarded to this office. Pending further approval from the Attorney General's Office, the Department approves the amendment in the articles.

     If you have any questions regarding this matter, please contact me.

     Very truly yours,



     /s/  Andromeda Monroe
     ANDROMEDA MONROE
     Deputy Director


     AM/KW/slp
     Enclosure
     cc:  Pat Devine, Esq. (Attorney General's Office)

                                                           October 18, 1983



     Honorable Sherrod Brown
     Secretary of State
     State Office Tower
     14th Floor
     Columbus, Ohio  43215

     ATTN:    W. Curtis Stitt
              Assistant Corporate Counsel

                      Re:  UCL Life Assurance Corporation
                           Charter No. 584965

     Dear Sir:

              I have reviewed the certificate of amendment to the articles of incorporation of UCL Life Assurance Corporation. I have also discussed the same with the Ohio Department of Insurance which has approved the amendment in question.

              Based upon my examination of the certificate of amendment and my review of the relevant statutes, I find the certificate of amendment to be in accordance with the constitution and laws of the State of Ohio and of the United States.

                                       Very truly yours,

                                       ANTHONY J. CELEBREZZE, JR.
                                       Attorney General



                                       /s/ Patrick A. Devine
                                       PATRICK A. DEVINE
                                       Assistant Attorney General
                                       1680 State Office Tower
                                       30 East Broad Street
                                       Columbus, Ohio, 43215
                                       (614) 466-8614


     PAD:mfm
     cc:  Kurt Weiland

                             INTER-OFFICE COMMUNICATION


     To:      W. Curtis Stitt, Secretary of State   Date: October 11, 1983
              -----------------------------------         ----------------

     From:    Kurt Weiland, Attorney, Department of Insurance
              -----------------------------------------------

     Subject:  UCL Life Amendment
                ------------------

     -----------------------------------------------------------------------


     I spoke with David Westerbrook (513-595-2325) regarding the UCL Life Amendment to articles. Enclosed is a copy of the Department's approval letter regarding that amendment. I've spoken to Assistant Attorney General Devine, who has indicated that he thinks he can complete this review by Monday, October 17.

     Westerbrook also indicated that he has requested twenty-five (25) certified copies of the approved articles from your office and was curious whether there would be any delay in receiving them.


     KW/slp
     cc: - Pat Devine
           David Westerbrook

                                       Charter # 584965
                                                --------------------
                                       Approved By:  D. Burns
                                                    ----------------
                                       Date: 10-17-85
                                             -----------------------
                                       Fee:  $35.00
                                             -----------------------


                               CERTIFICATE OF AMENDMENT

                                   By Shareholders
                         to the Articles of Incorporation of


                           UCL LIFE ASSURANCE CORPORATION
     --------------------------------------------------------------------------
                                (Name of Corporation)


      Charles C. Hinckley    , who is / / Chairman of the Board /x/ President
     ----------------------           ---                       ---
     / / Vice President (Check One)
     ---

     and     David F. Westerbeck           , who is /xx/ Secretary
         ----------------------------------         ----
     / / Assistant Secretary (Check One)
     ---

     of the above named Ohio corporation for profit with its principal location at Mill and Waycross Roads, Cincinnati, Ohio do hereby certify that (check
        -----------------------------------
     the appropriate box and complete the appropriate statements)

     /x/      a meeting of the shareholders was duly called for the purpose of
     ---
              adopting this amendment and held on  September 23, 1985, at which
                                                 -------------------
              meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares
              entitling them to exercise    99     % of the voting power of the
                                        ---------
              corporation.

     / /      in a writing signed by all of the shareholders who would be
     ---
              entitled to notice of a meeting held for that purpose,

     the following resolution to amend the articles was adopted:

              RESOLVED, by the Shareholders of UCL Life Assurance Corporation that the first article of the Articles of Incorporation of UCL Life Assurance Corporation is hereby amended to read as follows:

              "FIRST: The name of the Corporation shall be Carillon Life Insurance Company"

              RESOLVED FURTHER, that the President and Secretary of this Corporation be and they are authorized and directed to make, execute and acknowledge all documents on behalf of the Corporation necessary to effectuate the foregoing resolution as may be required by law.

              IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this

     _______ day of October, 1985.



                               BY /s/ Charles C. Hinckley
                                  ----------------------------------------
                                  (Chairman, President or Vice President)


                               BY /s/ David F. Westerbeck
                                  -----------------------------------------
                                  (Secretary or Assistant Secretary)


     NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures required, even if this necessitates the election of a second officer before the filing can be made.

                                                October 8, 1985



     Honorable Sherrod Brown
     Secretary of State
     State Office Tower
     14th Floor
     Columbus, Ohio  43215

     Attn:    Bradley Hoffman
              Assistant Corporate Counsel

                      Re:  UCL Life Assurance Corporation

     Dear Sir:

              I have reviewed the amendment to the articles of incorporation of the UCL Life Assurance Corporation adopted September 23, 1985. I have also discussed the same with the Ohio Department of Insurance which has expressed its approval of the amendments in question.

              Based upon my examination of the amendments of the articles of incorporation and my review of the relevant statutes, I find the amendment to be in accordance with the constitution and laws of the State of Ohio and of the United States.

                                       Very truly yours,



                                       /s/  Kenneth L. McLaughlin
                                       Kenneth L. McLaughlin
                                       Assistant Attorney General
                                       State Departments
                                       16th Floor
                                       Columbus, Ohio  43215
                                       (614) 466-8614


     KLM:jdc
     Enclosures
     cc:  Kurt Weiland
          David F. Westerbeck

                                                Charter No.    584965
                                                            --------------
                                                Approved:    RB
                                                          ----------------
                                                Date:    4/12/95
                                                       -------------------
                                                Fee:    $35.00
                                                     ---------------------
                                                        95041233101

                               CERTIFICATE OF AMENDMENT
                 BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                           Carillon Life Insurance Company
     --------------------------------------------------------------------------
                                (Name of Corporation)

                            Betty M. Kasprowicz             , who is:
     -------------------------------------------------------

     / / Chairman of the Board        / / President
     ---                              ---
     /xx/ Vice President (Please check one.)
     ----

     and                James M. Mortensen                  , who is:
          -------------------------------------------------

       / / Secretary           /xx/ Assistant Secretary (Please check one.)
       ---                    ----

     of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

     / /      a meeting of the shareholders was duly called for the purpose of
     ---
              adopting this amendment and held on --------------------------,

              19---  at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise -----------------% of the voting power of the corporation.

     /xx/     in a writing signed by all of the shareholders who would be
     ----
              entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

                      RESOLVED, by the Sole Shareholder of Carillon Life
              Insurance Company that the first article of the Articles of Incorporation of Carillon Life Insurance Company is hereby amended to read as follows:

                      "FIRST:  The name of the Corporation shall be Annuity
              Investors Life Insurance Company."

                      RESOLVED FURTHER, that the Vice President and Assistant
              Secretary of this Corporation be and they are authorized and directed to make, execute and acknowledge all documents on behalf of the Corporation necessary to effectuate the foregoing resolution as may be required by law.

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf

     of the corporation, have hereto subscribed their names this    30th    day
                                                                 ---------
     of   March       , 1995.
        -------------   ----

     By /s/ Betty Kasprowicz                  By /s/ James M. Mortense
      --------------------------                   -----------------------------
       Betty Kasprowicz                         James M. Mortensen
       (Chairman, President, Vice President)    (Secretary, Assistant Secretary)

     NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

                                    April 7, 1995



     Honorable Robert Taft
     Secretary of State
     30 East Broad Street
     14th Floor
     Columbus, Ohio 43215

     ATTN:    KATHIE MCCLURG
              OFFICE MANAGER

              Re:  Carillon Life Insurance Company

     Dear Sir:

              I have reviewed the Certificate of Amendment to the Articles of Incorporation for the Carillon Life Insurance Company which was adopted on March 30, 1995. I have also discussed the same with the Ohio Department of Insurance which has expressed its approval of the articles in question.

              Based upon my examination of these articles and my review of the relevant statutes, I find the articles to be in accordance with the constitution and laws of the State of Ohio and of the United States.

                                       Very truly yours,

                                       ATTORNEY GENERAL
                                       BETTY D. MONTGOMERY



                                       /s/ Julia M Graver
                                       JULIA M. GRAVER
                                       Assistant Attorney General
                                       Health and Human Services Section
                                       30 East Broad Street, 26th Floor
                                       Columbus, Ohio  43215-3428
                                       (614) 466-8600

     JMG/mdg
     Enclosures
     cc:  Stephen J. Vamos

     April 6, 1995



     Julia M. Graver
     Office of The Attorney General
     Health & Human Services Section
     30 E Broad St 26th Fl
     Columbus OH  43215

     Dear Ms. Graver:

     Enclosed please find an originally executed Certificate of Amendment by the Shareholders to the Articles of Incorporation of Carillon Life Insurance Company.

     Based upon my review, the Department extends its preclearance to the amended Articles which amend Article First changing the name of the corporation from Carillon Life Insurance Company to Annuity Investors Life Insurance Company.

     Please call should you have any questions.

     Sincerely,



     /s/ Stephen J. Vamos
     Stephen J. Vamos
     Staff Counsel
     Office of Legal Services

     SJV/baw

     Enclosure